Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

•	First quarter revenue and billings in line with expectations; GAAP revenue of $48.4 million, with royalty revenue of $24.8 million and licensing billings of $75.4 million

•	$28.8 million in cash provided by operating activities

•	DDR4 server DIMM chipset revenue up nearly 40% year-over-year, fueled by continued market share growth

•	Record revenue for IP Cores business; expanded portfolio with 32G PHY for 5G infrastructure and 112G LR PHY in 7nm for 400G and 800G networking

SUNNYVALE, Calif. - April 22, 2019 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the first quarter ended March 31, 2019. Total revenue for the first quarter was in line with expectations at $48.4 million, with royalty revenue of $24.8 million and licensing billings of $75.4 million. The company also generated $28.8 million in cash provided by operating activities.

“Rambus had a solid first quarter, with continued execution from our product teams and a strong balance sheet fueled by cash generation from operations. We have refocused and augmented our product portfolio around our core strengths in semiconductor, to enable new design wins and increased market share,” said Luc Seraphin, chief executive officer of Rambus.

Business Review

Rambus product businesses made solid progress in the first quarter, with the addition of new products and design wins at leading chip and system manufacturers worldwide. We target performance-driven, high-growth markets including data center and networking, artificial intelligence and machine learning, IoT and automotive, where demand for data and security are at their highest.

The server DIMM chipset business had a positive quarter. Buffer chipset revenue was up nearly 40% from the same period last year, despite declines in the overall memory market due to near-term inventory corrections. Through steady increases in the number of OEM and data center qualifications, we are making continued gains in market share for DDR4 buffer chips. In addition to the growth in DDR4, we have established a first-mover position for next-generation DDR5 memory buffer chips and continue shipping samples at the top-end speeds for both the RCD and DB chips.

Our high-speed IP Cores business delivered record revenue and remains on a trajectory of approximately 50% compounded annual growth rate. We closed several new SoC design wins for data center, networking and artificial intelligence, including multiple new ASIC designs at a Tier 1 SoC customer. In addition to the tape out of the industry’s first commercial GDDR6 memory PHY on TSMC 7nm, we expanded our high-performance SerDes portfolio with a leadership 32G SerDes PHY to enable 5G infrastructure and a 112G SerDes PHY to enable next-generation 400G and 800G communications systems.

The Rambus Cryptography business saw the importance of semiconductor device-level security continue to grow in the industry. We increased our traction and opportunities for secure silicon IP, with a new design win at a major OEM and expanded agreements for our provisioning services. We continue to build momentum for our CryptoManager Root of Trust in our key verticals of artificial intelligence and data center.

Quarterly Financial Review - GAAP	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2019	2018
Revenue
Royalties	$24.8	$21.4
Product revenue	9.0	7.3
Contract and other revenue	14.6	17.7
Total revenue	$48.4	$46.4
Total operating costs and expenses	$79.8	$90.0
Operating loss	$(31.4)	$(43.6)
Operating margin	(65)%	(94)%
Net loss	$(26.6)	$(35.7)
Diluted net loss per share	$(0.24)	$(0.33)

Licensing billings (1)	$75.4	$75.9

Net cash provided by operating activities	$28.8	$16.8

(1)	Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

Quarterly Financial Review - Non-GAAP (1)	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2019	2018
Revenue
Royalties	$24.8	$21.4
Product revenue	9.0	7.3
Contract and other revenue	14.6	17.7
Total revenue	$48.4	$46.4
Total operating costs and expenses	$67.3	$68.7
Operating loss	$(18.9)	$(22.3)
Operating margin	(39)%	(48)%
Net loss	$(9.2)	$(11.3)
Diluted net loss per share	$(0.08)	$(0.10)

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of Other GAAP to Non-GAAP Items” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

Revenue for the quarter was $48.4 million, with royalty revenue of $24.8 million and licensing billings of $75.4 million, in line with expectations. We had GAAP total operating costs and expenses of $79.8 million and non-GAAP total operating costs and expenses of $67.3 million, slightly above the high end of our expectations primarily related to increased facilities costs directly offset by a corresponding decrease in interest expense, as a result of the adoption of Accounting Standards Update (ASU) No. 2016-02, Topic 842, “Leases.” We also had GAAP and non-GAAP diluted net loss per share of $0.24 and $0.08, respectively. Our basic share count was 109.7 million shares and our diluted share count would have been 110.6 million shares.

Cash, cash equivalents, and marketable securities as of March 31, 2019 were $305.9 million, an increase of $28.1 million from December 31, 2018, mainly due to $28.8 million in cash provided by operating activities.

2019 Second Quarter Outlook

The Company will discuss revenue guidance for the second quarter of 2019 during its upcoming conference call. The following table sets forth second quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Total operating costs and expenses	$81 - $77	$69 - $65
Interest and other income (expense), net	$5	$1
Diluted share count	111	111

(1)	See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below.

For the second quarter of 2019, the Company expects operating costs and expenses to be between $81 million and $77 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $69 million and $65 million. These expectations also assume non-GAAP interest and other income (expense), net, of $1 million, tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 111 million, and exclude stock-based compensation expense ($7 million), amortization expense ($5 million), non-cash interest expense on convertible notes ($2 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($6 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 9084526.

Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating margin, operating income (loss), net income (loss) and, diluted net income (loss) per share. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2019 and 2018, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software and services span memory and interfaces, security and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries and service providers. Integrated into tens of billions of devices and systems, our products power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments and smart ticketing. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding product and service offerings, future profit and growth and financial guidance for the second quarter of 2019, including operating costs and expenses, and estimated, fixed, long-term projected tax rates, both on a GAAP and non-GAAP basis as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$143,016	$115,924
Marketable securities	162,850	161,840
Accounts receivable	43,810	50,863
Unbilled receivables	170,287	176,613
Inventories	8,192	6,772
Prepaids and other current assets	16,857	15,738
Total current assets	545,012	527,750
Intangible assets, net	55,507	59,936
Goodwill	207,828	207,178
Property, plant and equipment, net	22,637	57,028
Operating lease right-of-use assets	19,458	—
Deferred tax assets	4,411	4,435
Unbilled receivables, long-term	459,148	497,003
Other assets	7,419	7,825
Total assets	$1,321,420	$1,361,155

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,274	$7,392
Accrued salaries and benefits	13,666	16,938
Deferred revenue	15,774	19,374
Income taxes payable, short-term	16,364	16,390
Operating lease liabilities	9,351	—
Other current liabilities	5,847	9,191
Total current liabilities	69,276	69,285
Long-term liabilities:
Convertible notes, long-term	143,612	141,934
Long-term imputed financing obligation	—	36,297
Long-term operating lease liabilities	12,308	—
Long-term income taxes payable	73,365	77,280
Other long-term liabilities	22,972	24,247
Total long-term liabilities	252,257	279,758
Total stockholders’ equity	999,887	1,012,112
Total liabilities and stockholders’ equity	$1,321,420	$1,361,155

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Revenue:
Royalties	$24,853	$21,374
Product revenue	8,964	7,313
Contract and other revenue	14,567	17,739
Total revenue	48,384	46,426
Operating costs and expenses:
Cost of product revenue (1)	$4,427	$4,357
Cost of contract and other revenue	6,771	12,122
Research and development (1)	40,619	40,117
Sales, general and administrative (1)	27,645	30,198
Restructuring charges	331	3,245
Total operating costs and expenses	79,793	90,039
Operating loss	(31,409)	(43,613)
Interest income and other income (expense), net	7,413	9,116
Interest expense	(2,271)	(4,421)
Interest and other income (expense), net	5,142	4,695
Loss before income taxes	(26,267)	(38,918)
Provision for (benefit from) income taxes	309	(3,229)
Net loss	$(26,576)	$(35,689)
Net loss per share:
Basic	$(0.24)	$(0.33)
Diluted	$(0.24)	$(0.33)
Weighted average shares used in per share calculation
Basic	109,692	109,358
Diluted	109,692	109,358
_________
(1) Total stock-based compensation expense for the three months ended March 31, 2019 and 2018 is presented as follows:

	Three Months Ended March 31,
	2019	2018
Cost of product revenue	$1	$3
Research and development	$3,210	$3,192
Sales, general and administrative	$3,978	$4,319

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Operating costs and expenses	$79,793	$90,039
Adjustments:
Stock-based compensation expense	(7,189)	(7,514)
Acquisition-related transaction costs and retention bonus expense	—	(30)
Amortization expense	(4,988)	(10,531)
Restructuring charges	(331)	(3,245)
Non-GAAP operating costs and expenses	$67,285	$68,719

Operating loss	$(31,409)	$(43,613)
Adjustments:
Stock-based compensation expense	7,189	7,514
Acquisition-related transaction costs and retention bonus expense	—	30
Amortization expense	4,988	10,531
Restructuring charges	331	3,245
Non-GAAP operating loss	$(18,901)	$(22,293)

Loss before income taxes	$(26,267)	$(38,918)
Adjustments:
Stock-based compensation expense	7,189	7,514
Acquisition-related transaction costs and retention bonus expense	—	30
Amortization expense	4,988	10,531
Restructuring charges	331	3,245
Non-cash interest expense on convertible notes	1,678	2,679
Non-GAAP loss before income taxes	$(12,081)	$(14,919)
GAAP provision for (benefit from) income taxes	309	(3,229)
Adjustment to GAAP provision for (benefit from) income taxes	(3,208)	(352)
Non-GAAP benefit from income taxes	(2,899)	(3,581)
Non-GAAP net loss	$(9,182)	$(11,338)

Non-GAAP basic net loss per share	$(0.08)	$(0.10)
Non-GAAP diluted net loss per share	$(0.08)	$(0.10)
Weighted average shares used in non-GAAP per share calculation:
Basic	109,692	109,358
Diluted	109,692	109,358

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended March 31,
	2019	2018
GAAP effective tax rate	(1)%	8%
Adjustment to GAAP effective tax rate	25%	16%
Non-GAAP effective tax rate	24%	24%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2019 and 2018, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.

Rambus Inc.
Reconciliation of Other GAAP to Non-GAAP Items
(In thousands, except percentages)
(Unaudited)

	GAAP		Non-GAAP
	Three Months Ended March 31,		Three Months Ended March 31,
	2019	2018	2019	2018
Revenue (i)	$48,384	$46,426	$48,384	$46,426
Operating loss (ii)	(31,409)	(43,613)	(18,901)	(22,293)
Operating margin (ii/i)	(65)%	(94)%	(39)%	(48)%

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions)
(Unaudited)

2019 Second Quarter Outlook	Three Months Ended June 30, 2019
	Low	High

Forward-looking operating costs and expenses	$81.1	$77.1
Adjustments:
Stock-based compensation expense	(7.2)	(7.2)
Amortization expense	(5.0)	(5.0)
Forward-looking Non-GAAP operating costs and expenses	$68.9	$64.9

Forward-looking interest and other income (expense), net	$4.8	$4.8
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(5.7)	(5.7)
Non-cash interest expense on convertible notes	1.7	1.7
Forward-looking Non-GAAP interest and other income (expense), net	$0.8	$0.8